UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

135 Constitution Drive			94025
Menlo Park,	California
(Address of Principal Executive Offices)			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Snowflake Inc. (the “Company”), in consultation with the Board, granted a performance-based restricted stock unit (“PSU”) award to the Company’s Chief Executive Officer, Sridhar Ramaswamy (the “CEO Performance Award”). In granting the CEO Performance Award, the Compensation Committee considered the importance of retaining and incentivizing Mr. Ramaswamy, a highly sought-after industry leader with a unique combination of deep AI expertise, operational and product leadership experience, and demonstrated ability to drive the Company’s strategic direction, within a highly competitive environment for AI talent. The Compensation Committee structured the award over an extended performance period and with stock price milestones that require material long-term stockholder value creation in order to be earned.

The CEO Performance Award consists of a PSU award under the Company’s 2020 Equity Incentive Plan (the “Plan”) for 1,000,000 shares of the Company’s common stock (“Common Stock”). Two requirements must be satisfied for a PSU to vest: a service-based requirement and a stock price requirement, as described below.

The stock price requirement divides the award into five tranches with escalating stock price milestones that are designed to culminate in adding up to $100 billion of stockholder value on a fully-diluted basis (subject to certain exclusions, including shares reserved for settlement of Employee Stock Purchase Plan purchases and settlement of debt) from the closing price of the Common Stock on July 15, 2026. The stock price requirement will be met on the date that the Compensation Committee certifies that the average closing price per share of Common Stock over a consecutive ninety (90) calendar day period has met or exceeded the applicable stock price target prior to the end of the performance period with respect to such tranche, as set forth in the table below. The performance period begins on the date of grant and continues for the applicable number of years set forth below. Except as set forth below, if a stock price requirement is not met by the end of the relevant performance period, the related tranche of PSUs will be forfeited.

Tranche	Company Stock Price Target	Number of Restricted Stock Units	Performance Period (Years)
1	$324	100,000	2
2	$375	150,000	3
3	$427	250,000	5
4	$479	250,000	7
5	$531	250,000	7

The service-based requirement will be met on September 15, 2029 for tranches 1 and 2 and September 15, 2030 for tranches 3, 4, and 5, subject to Mr. Ramaswamy’s service as Chief Executive Officer through each such date. In addition to the vesting requirements described above, any earned shares are subject to a one-year delivery deferral, except as set forth below. The shares associated with any portion of the CEO Performance Award that vests (i.e., that meets both the service-based requirement and the stock price requirement) will be delivered within 30 days following the earlier of the first anniversary of the vesting date or a Change in Control (so long as the Change in Control is a 409A Change in Control (as defined in the Plan)), but in either case no later than December 31 of the year in which such anniversary or Change in Control, as the case may be, occurs.

If a Change in Control (as defined in the Plan) occurs during a performance period, then the performance period will end as of immediately prior to the Change in Control, and to the extent that any of the stock price requirements would be achieved based on the value of the per-share consideration received by the

Company’s stockholders (based on linear interpolation above $324), such stock price requirement(s) will be deemed achieved, and the remainder of the award will be forfeited.

If Mr. Ramaswamy’s service as Chief Executive Officer is terminated by the Company in a termination that qualifies as an Involuntary Termination (as defined in the Company’s Severance and Change in Control Plan (the “Severance Plan”)) or by reason of Mr. Ramaswamy’s death or Disability (as defined in the Severance Plan), in each case prior to a Change in Control, then (i) any PSUs that have not met a stock price requirement as of such termination will remain outstanding for 45 days and will be eligible to meet stock price requirements during that time (with any related service-based requirement being deemed met at such time as the stock price requirement is met), and any PSUs that have not met a stock price requirement as of the 45th day will be forfeited; and (ii) any PSUs that have met a stock price requirement shall be deemed to have met the service-based requirement as of immediately prior to the effective time of the termination, but in either case shall remain subject to the applicable deferred delivery provisions. If Mr. Ramaswamy’s service as Chief Executive Officer is terminated in a termination that qualifies as an Involuntary Termination following a Change in Control, then any PSUs that have met a stock price requirement shall be deemed to have met the service-based requirement as of immediately prior to the effective time of the termination and will not be subject to the deferred delivery provisions. If Mr. Ramaswamy’s service as Chief Executive Officer is terminated for any reason other than the reasons set forth in the preceding paragraph, any PSUs that have not met a stock price requirement (or that have met a stock price requirement but not the service-based requirement) as of the date of such termination will be forfeited.

In the event (i) it is determined by the Board that, either during a performance period or during the three (3) year period immediately preceding such performance period, Mr. Ramaswamy has engaged in Misconduct (as defined pursuant to the terms of the CEO Performance Award), or (ii) either during a performance period or during the Lookback Period (as defined in the Snowflake Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”)), there is an Accounting Restatement (as defined in the Clawback Policy), then in either case, the Board may determine that all vested shares received by Mr. Ramaswamy pursuant to this CEO Performance Award, and/or any proceeds from the sale of such shares, be promptly forfeited in full by Mr. Ramaswamy to the Company and/or any value received be subject to prompt and full recoupment by the Company from Mr. Ramaswamy. Application of these “clawback” provisions will be subject to the determination of the Board, except to the extent that application is required by the terms of the Clawback Policy.

The foregoing summary of the terms and conditions of the CEO Performance Award does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan and form of Global RSU Award Grant Notice and Global Restricted Stock Unit Award Agreement the Plan previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: July 16, 2026
	By:	/s/ Brian Robins
Brian Robins
Chief Financial Officer